UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014

DIALOGIC INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33391	94-3409691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Gatehall Drive Parsippany, New Jersey		07054
(Address of Principal Executive Offices)		Zip Code

(973) 967-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 24, 2014 and concurrently with the closing of the Merger (as defined below), Dialogic Inc., a Delaware corporation (“Dialogic”), Dialogic Corporation, a British Columbia corporation and wholly-owned subsidiary of Dialogic (“Dialogic Subsidiary”), and certain of their affiliates entered into the Twenty-Fourth Amendment (the “Twenty-Fourth Amendment”) to the Credit Agreement dated as of March 5, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Revolving Credit Agreement”) among Dialogic, Dialogic Subsidiary, Wells Fargo Foothill Canada ULC (“Wells Fargo”), in its capacity as agent and as a lender, and the other lenders from time to time party thereto. Pursuant to the Twenty-Fourth Amendment, Wells Fargo consented to the change of control of Dialogic resulting from the Merger. The Twenty-Fourth Amendment amends the Revolving Credit Agreement as in effect immediately following the Merger.

Item 1.02	Termination of a Material Definitive Agreement

On November 24, 2014, the Term Loan Agreement (as defined below) was discharged in connection with the transactions contemplated by the Merger Agreement (as defined below).

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed, on October 10, 2014, Dialogic entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Dialogic Group Inc., a Canadian corporation (“Parent”), and Dialogic Merger Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Sub”). Parent and Sub are affiliates of Novacap TMT IV, L.P., a limited partnership organized under the law of Quebec (“Sponsor”).

Pursuant to the Merger Agreement, Sub commenced a tender offer to purchase all of the outstanding shares of the common stock, $0.001 par value per share, of Dialogic (the “Shares”) at a purchase price of $0.15 per Share, net to the seller thereof in cash without interest and less any applicable withholding taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, filed by Sub on October 24, 2014 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented, constitute the “Offer”).

Following the expiration of the Offer at 11:59 PM, Eastern Time, on November 21, 2014, Sub accepted for payment 69,644,452 Shares, which represents approximately 93.3634% of the outstanding Shares.

Pursuant to the terms and conditions of the Merger Agreement, Sub was merged with and into Dialogic (the “Merger”) on November 24, 2014 in accordance with applicable provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of stockholders of Dialogic. In connection with the Merger, each outstanding Share not tendered in the Offer (other than Shares held by (i) Dialogic (as treasury stock) and Parent, Sub or any of their respective direct or indirect wholly-owned subsidiaries, which will be automatically cancelled without payment of any consideration therefor, and (ii) stockholders who validly exercise appraisal rights under Delaware law) was converted into the right to receive the Offer Price in cash, without interest and less any applicable withholding taxes. Under the terms of the Merger Agreement, Parent and Sub completed the Offer and the Merger for $0.15 per Share for the outstanding Shares. Parent funded the total payments required to complete the Offer and the Merger with cash received from Sponsor. Following the consummation of the Merger, Dialogic continued as the surviving corporation and became a wholly-owned subsidiary of Parent.

As of October 10, 2014, the Tennenbaum Funds held (1) loans in the aggregate principal amount of $87.0 million (such loans, together with all accrued and unpaid interest with respect thereto, the “Term Loans”) under the Third Amended and Restated Credit Agreement dated as of March 22, 2012 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Obsidian, as agent, the Tennenbaum Funds, as lenders, Dialogic and Dialogic Subsidiary, and (2) an aggregate of 8.9 million Shares, representing approximately 55.0% of total Shares then outstanding.

As previously disclosed, on October 10, 2014, Parent, Sub, Dialogic, Dialogic Subsidiary Obsidian, LLC (“Obsidian”), as agent under the Term Loan Agreement, and Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP (collectively, the “Tennenbaum Funds”), as lenders under the Term Loan Agreement, entered into an Agreement to Exchange, Tender and Sell (the “Exchange Agreement”), pursuant to which the Tennenbaum Funds agreed, on the terms and subject to the conditions set forth in the Exchange Agreement, among other things, to (i) contribute Term Loans to Dialogic, three business days prior to the initial expiration date of the Offer, in the aggregate principal amount of approximately $8.75 million (the “Exchange Loans”) in exchange for an aggregate of approximately 58.3 million Shares (the “Exchange Shares”) at a conversion price equal to the Offer Price (such transaction, the “Exchange Transaction”), (ii) sell the remaining aggregate principal amount of approximately $78.3 million of the Term Loans, together with all accrued and unpaid interest (the “Sale Loans”), in exchange for cash consideration of approximately $24.1 million (the “Sale Loan Consideration Amount”) (the “Sale Transaction”) and (iii) cause Dialogic to redeem the single share of Series D-1 Preferred Stock of Dialogic held by Tennenbaum Opportunities Partners V, LP, for $100, provided that pursuant to the Exchange Agreement such fund has waived its right to receive such amount in light of other consideration (the “Preferred Stock Redemption”). The Exchange Transaction was consummated on November 18, 2014 and thereafter the Exchange Shares were tendered in the Offer. The Sale Transaction and the Preferred Stock Redemption were consummated on November 24, 2014, on which date the Sale Loans were sold for the Sale Loan Consideration Amount and the Series D-1 Preferred Stock of Dialogic was redeemed.

The foregoing summary of the Merger Agreement, the Exchange Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by Dialogic with the Securities and Exchange Commission (the “SEC”) on October 15, 2014 (the “October 15 Form 8-K”), and which is incorporated herein by reference, and (ii) the Exchange Agreement, a copy of which was attached as Exhibit 2.2 to the October 15 Form 8-K, and which is incorporated herein by reference.

On November 24, 2014, Dialogic and Sponsor issued a joint press release, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01, above, and Item 5.03, below, of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01 and 3.03, above, and Items 5.02 and 5.03, below, of this Current Report on Form 8-K is incorporated herein by reference. As a result of the consummation of the Offer, a change in control of Dialogic has occurred.

The total amount of funds required by Sub to purchase the Shares in the Offer and to provide funding for the acquisition of Shares in the Merger was approximately $35.2 million, plus related fees and expenses. Sub obtained the funds from Sponsor.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time, Stéphane Tremblay, François Laflamme and David Lewin, the directors of Sub immediately prior to the Effective Time, became the directors of Dialogic. In accordance with the terms of the Merger Agreement, the officers of Dialogic immediately prior to the Effective Time shall continue to be the officers of Dialogic after the Effective Time.

Information about Messrs. Tremblay, Laflamme and Lewin is contained in the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed by Sub and Parent with the SEC on October 24, 2014, which information is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of Dialogic was amended and restated in its entirety and the bylaws of Sub as in effect immediately prior to the Effective Time became the bylaws of Dialogic. The certificate of incorporation and the bylaws of Dialogic as so amended are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated October 10, 2014 among Dialogic, Parent and Sub (incorporated by reference to Exhibit 2.1 to Dialogic’s Current Report on Form 8-K, filed with the SEC on October 15, 2014)

2.2	Agreement to Exchange, Tender and Sell, dated October 10, 2014 among Dialogic, Parent, Sub, Dialogic Subsidiary, Obsidian and the Tennenbaum Funds (incorporated by reference to Exhibit 2.2 to Dialogic’s Current Report on Form 8-K, filed with the SEC on October 15, 2014)

3.1	Seventh Amended and Restated Certificate of Incorporation of Dialogic Inc.

3.2	Bylaws of Dialogic Inc.

99.1	Joint Press Release issued by Dialogic and Novacap TMT, L.P. dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2014	DIALOGIC INC.

	By:	/s/ Anthony Housefather
Anthony Housefather
EVP Corporate Affairs and General Counsel